Exhibit 32

In connection with the quarterly report of Security Devices International, Inc., (the “Company”) on Form 10-Q for the quarter ended February 28, 2014 as filed with the Securities and Exchange Commission (the “Report”) Gregory Sullivan, the Principal Executive Officer of the Company and Rakesh Malhotra, the Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the company.

April 14, 2014	/s/ Gregory Sullivan
Gregory Sullivan, Principal Executive Officer

April 14, 2014	/s/ Rakesh Malhotra
Rakesh Malhotra, Principal Financial Officer